Exhibit 10.19(b)

Loan No. RX0024T10

PROMISSORY NOTE AND SUPPLEMENT

(Multiple Advance Term Loan)

THIS PROMISSORY NOTE AND SUPPLEMENT (this “Promissory Note and Supplement”) is entered into as of March 29, 2021 between TIDEWATER UTILITIES, INC., a Delaware corporation (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), and supplements that certain Master Loan Agreement dated as of May 23, 2003, as amended by the Amendment dated as of September 28, 2004, the Second Amendment to Master Loan Agreement dated as of August 22, 2005 and the Third Amendment to Master Loan Agreement dated as December 1, 2015 (as further amended or restated from time to time, the “MLA”). Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the MLA.

SECTION 1.        The Commitment. On the terms and conditions set forth in the MLA and this Promissory Note and Supplement, CoBank agrees to make loans (each, a “Loan”) to the Company from time to time during the period set forth below in an aggregate principal amount not to exceed $20,000,000 (the “Commitment”). Under the Commitment, amounts borrowed and later repaid may not be reborrowed.

SECTION 2.        Purpose. The purpose of the Commitment is to: (A) refinance the outstanding principal balance of the loans made by CoBank to the Company from time to time under that certain Promissory Note and Supplement (Revolving Term Loan Supplement) dated as of March 19, 2009 and number RX0024T6, as amended by a First Amendment to Promissory Note and Supplement dated as of August 31, 2011, a Second Amendment to Promissory Note and Supplement dated as of October 15, 2014, a Third Amendment to Promissory Note and Supplement dated as of March 7, 2017 and a Fourth Amendment to Promissory Note and Supplement dated as of August 19, 2020 (the “Revolving Term Loan”); (B) refinance debt of the Company to Middlesex Water Company (“Middlesex Water”) that was incurred to finance capital expenditures; and (C) finance additional capital expenditures.

SECTION 3.        Term of Commitment. The term of the Commitment shall be from the date hereof up to and including September 29, 2021, or such later date as CoBank may, in its sole discretion, authorize in writing.

SECTION 4.        Availability. Notwithstanding Section 2 of the MLA: (A) Loans will be made available upon written request in form and content prescribed by CoBank (the “Request for Loan”); (B) (C) Loans to be made for the purpose of refinancing the Revolving Term Loan will be made by CoBank retaining the proceeds of the Loans and applying them against the unpaid principal balance of the Revolving Term Loan; and (C) Loans to be made for the purpose of refinancing the Company’s existing indebtedness owed to Middlesex Water will be made by wire transfer of immediately available funds directly to Middlesex Water.

SECTION 5.        Interest.

(A)        Rate Options. The Company agrees to pay interest on the unpaid balance of the Loans in accordance with one or more of the following interest rate options, as selected by the Company:

(1)        Weekly Variable Rate Option. At a rate per annum equal to the rate of interest established by CoBank on the first Business Day of each week (the “Variable Rate Option”). The rate established by CoBank shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.

(2)        Quoted Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Quoted Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods (each, a “Quoted Fixed Rate Period”) as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) rates may not be fixed for Quoted Fixed Rate Periods of less than one year; (2) unless the Company fixes the rate of interest on the entire amount of the Loans, rates may only be fixed on balances not less than $100,000.00; and (3) the maximum number of balances that may be subject to this option at any one time shall be five (5).

(3)        LIBOR Option. At a fixed rate per annum equal to LIBOR (as hereinafter defined) plus 1.30%. Under this option: (1) rates may be fixed for Interest Periods (as hereinafter defined) of 1, 2, 3, 6 or 12 months, as selected by the Company; (2) amounts may be fixed in an amount not less than $100,000.00; (3) the maximum number of fixes in place at any one time will be five; (4) rates may only be fixed on a Banking Day (as hereinafter defined) on three Banking Days’ prior written notice, and (5) no Interest Period will end later than the maturity date of the Loans as may be extended from time to time. For purposes hereof: (a) “LIBOR” means the higher of: (i) zero percent (0.000%); or (ii) the rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) reported at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by CoBank from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market); (b) “Banking Day” means a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) “Interest Period” means a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the month that is 1, 2, 3, 6 or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period will be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it will end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period will end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” will have meaning as set forth in FRB

Regulation D; and (e) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(B)        Elections. Subject to the limitations set forth above, the Company: (1) shall select the applicable rate option(s) at the time it requests a Loan; (2) may, on any Business Day, elect to convert balances bearing interest at the Variable Rate Option to the Quoted Fixed Rate Option; (3) may, on the last day of any Quoted Fixed Rate Period, elect to refix the rate under the Quoted Fixed Rate Option or convert the balance to the Variable Rate Option; (4) may, on the last day of any Interest Period, elect to convert balances bearing interest at the LIBOR Option to the Variable Rate Option or Quoted Fixed Rate Option; and (5) may, on three Banking Days’ prior notice, elect to convert balances bearing interest at the Variable Rate Option or the Quoted Fixed Rate Option to the LIBOR Option or refix a rate under the LIBOR Option; provided, however, that balances bearing interest at the Quoted Fixed Rate Option or the LIBOR Option may not be converted to or continued under the LIBOR Option until the last day of the Quoted Fixed Rate Period or Interest Period applicable thereto. In the absence of an election provided for herein, the Company shall be deemed to have elected the Variable Rate Option. All elections provided for herein may be made telephonically, in writing, or, if agreed to in a separate agreement, electronically, and must be received by 12:00 noon Company’s local time on the applicable day. Any election made telephonically, shall be promptly confirmed in writing if so requested by CoBank. Notwithstanding the foregoing, while a Default or Event of Default exists the Company may not fix rates under the Quoted Fixed Rate or LIBOR Options.

(C)        Calculation and Payment. Interest shall be calculated on the actual number of days the Loans are outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Loan is made shall be included and the date each Loan is repaid shall, if received before 3:00 P.M. Mountain time, be excluded. Interest shall be: (1) calculated monthly in arrears as of the last day of each month and on the final maturity date of the Loans; and (2) due and payable on the 20th day of the following month and on the final maturity date of the Loans. Notwithstanding the foregoing, at CoBank’s option, interest on balances bearing interest at the LIBOR Option shall be payable on the last day of the Interest Period or, in the case of Interest Periods of longer than three months, at three month intervals.

(D)        Additional Provisions Regarding the LIBOR Option. If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a “LIBOR Rate”) ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days, or if CoBank otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a period not exceeding 90 days not to, adequately and fairly reflect the cost to CoBank of making or maintaining loans hereunder, then CoBank may, after consultation with but without the consent of the Company, amend this Promissory Note and Supplement and any other Loan Document to (1) replace any interest rate in this Promissory Note and Supplement based upon the LIBOR Rate with a replacement benchmark rate deemed appropriate by CoBank in good faith and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this Promissory Note and Supplement (whether up or down) as deemed appropriate by CoBank in good faith and in its sole discretion to compensate for differences between the LIBOR Rate and such replacement benchmark rate, and (3) after consultation with but without the consent of the Company, effect such other technical, administrative and operational changes to the Loan Documents as CoBank in good faith and in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate. CoBank shall give the Company not less than five days’ notice of any such amendment prior to the effective date thereof.

Notwithstanding the foregoing paragraph, if prior to the commencement of any Interest Period proposed to be subject to a LIBOR Rate, CoBank determines (which determination shall be conclusive and binding absent manifest error) that: (1) either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such Interest Period; or (2) a LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to CoBank of making or maintaining the loans for such Interest Period; then CoBank shall give notice thereof to the Company as promptly as practicable thereafter and, until CoBank notifies the Company that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) CoBank shall, after consultation but without the consent of the Company, select an alternate rate of interest to apply to any and all balances upon the expiration of the Interest Period applicable thereto, which rate of interest shall be commercially reasonable and generally consistent with the then-prevailing market convention, if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SECTION 6.        Fees. [Waived by CoBank]

SECTION 7.        Promissory Note. The Company promises to repay the Loans to CoBank or order on September 29, 2046. In addition to the above, the Company promises to pay to CoBank or order interest on the unpaid principal balance of the Loans at the times and in accordance with the provisions set forth above. If any date on which principal or interest is due is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof.

SECTION 8.        Prepayment. Subject to Section 10.01 of the MLA, the Company may, on three Business Days’ prior written notice, prepay all or any portion of the Loans. Unless otherwise agreed, all prepayments will be applied to such balances, fixed or variable, as CoBank shall specify.

SECTION 9.        Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in Section 2.04 of the MLA.

SECTION 10.     Conditions Precedent. In addition to the conditions precedent set forth in the MLA, CoBank’s obligation to make:

(A)        Initial Loan. The initial Loan to the Company hereunder is subject to the conditions precedent that CoBank shall have received each of the following (which in the case of instruments or documents, must be originals, duly executed, and in form and content acceptable to CoBank): (A) an amendment to the Mortgage (the “Mortgage Amendment”); (B) such evidence as CoBank shall require that the Mortgage Amendment has been recorded in all places where the Mortgage has been recorded; (C) a lien search conducted in the office of the Delaware Secretary of State showing that there are no Liens on any property of the Company other than Liens in favor of CoBank and Liens permitted under Section 6.01 of the MLA; and (D) an endorsement to the “Title Policy” (as hereinafter defined) adding this Promissory Note and Supplement to the list of debt instruments secured by the Mortgage and insured by the Title Policy. For purposes hereof, the “Title Policy” shall mean that certain title insurance policy dated as of May 23, 2003 and issued by Stewart Title Guaranty Company, as endorsed to the date hereof.

(B)        Each Loan. Each Loan to the Company (including the initial Loan) is subject to the condition precedent that CoBank receive a duly completed and executed Request for Loan.

SECTION 11.      Representations and Warranties. In addition to the representations and warranties set forth in the MLA, the Company represents and warrants to CoBank that Appendix B to the Mortgage (as amended) sets forth all real property and interests in real property of the Company as of the date hereof, including without limitation, all real property on or under which the Company has a well, water treatment plant, or water storage facility.

SECTION 12.      Counterparts and Electronic Delivery. This Promissory Note and Supplement may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Promissory Note and Supplement may be delivered by electronic means.

Signature page on next page

IN WITNESS WHEREOF, the parties have caused this Promissory Note and Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/ Christen Spencer	By:	/s/ A. Bruce O’Connor

Title:	Assistant Corporate Secretary	Title:	President

Tax Parcel No.: See Attached List of Parcel Numbers

Prepared by/Return to:
Richards, Layton & Finger, P.A.
P.O. Box 551
Wilmington, DE 19899

AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND SECURITY AGREEMENT

BY

TIDEWATER UTILITIES, INC.
1100 South Little Creek Road
Dover, DE 19901

IN FAVOR OF

COBANK, ACB
6340 South Fiddlers Green Circle
Greenwood Village, Colorado 80111

THE MORTGAGE GRANTS A SECURITY INTEREST
BY A TRANSMITTING UTILITY

THE MORTGAGE CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS
AND SUCH AFTER ACQUIRED PROPERTY IS SECURED BY THE MORTGAGE

THIS AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND SECURITY AGREEMENT MAY BE FILED AS A FINANCING STATEMENT AND MAY BE RECORDED IN THE REAL PROPERTY RECORDS

THIS AMENDMENT INCREASES THE AMOUNT THAT MAY BE SECURED BY THE MORTGAGE AND ADDS NEW DEBT TO THE DEBT SECURED BY THE MORTGAGE

LIST OF TAX PARCEL NUMBERS

Sussex County

3-34.13.00-543.1
2-34.11.20-91.00
2-34-11.16-4.00
2-34.11.00-64.1
3-31-3.00-232.00
3-34-12.00-377.00
4-32-7.00-32.02
1-33-10.00-83.01

AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND
SECURITY AGREEMENT

THIS AMENDMENT TO COMBINATION WATER UTILITY REAL ESTATE MORTGAGE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 29, 2021, between TIDEWATER UTILITIES, INC., a Delaware corporation (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”).

RECITALS

WHEREAS, CoBank and the Company are parties to that certain Master Loan Agreement dated as of May 23, 2003 and various amendments thereto (as amended, the “MLA”);

WHEREAS, in connection with the MLA, CoBank is the mortgagee under the Combination Water Utility Mortgage and Security Agreement between the Company and CoBank dated as of May 23, 2003 and recorded in the Office of the Recorder of Deeds in and for Sussex County, State of Delaware (“Recorder’s Office”) in Mortgage Book 5554, Page 159, as amended by an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated as of September 28, 2004 and recorded in the Recorder’s Office in Mortgage Book 7095, Page 72, an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated April 22, 2005 and recorded in the Recorder’s Office in Mortgage Book 7967, Page 314, an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated as of March 19, 2009 and recorded in the Recorder’s Office in Mortgage Book 10940, Page 216, and an Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement dated as of October 15, 2014 and recorded in the Recorder’s Office in Mortgage Book 14517, Page 186 (collectively, as amended, the “Mortgage”);

WHEREAS, pursuant to the MLA, CoBank made various loans to the Company evidenced by the notes described on Appendix A to the Mortgage;

WHEREAS, pursuant to the MLA, CoBank has agreed to extend $20,000,000 in additional loans to the Company to be evidenced by that certain Promissory Note and Supplement (Multiple Advance Term Loan) dated as of March 29, 2021;

WHEREAS, in connection therewith, the parties desire to amend the existing Mortgage as set forth herein to give notice of the increase in the secured obligations of the Company; and

WHEREAS, the Mortgage, as amended hereby, remains in full force and effect and the lien and security interest and the priority of such lien and security interest granted thereunder continues (without interruption) thereunder. Except as amended hereby, the Mortgage shall otherwise remain unchanged. Capitalized terms used but not defined herein shall have the meanings assigned to such terms or defined by reference in the Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.        Recitals. The recitals set forth above constitute an integral part of this Agreement, are true and correct, and such recitals and the Mortgage are incorporated herein by this reference with the same force and effect as if fully set forth herein.

SECTION 2.        Amendments. Appendix A is hereby amended and restated as provided in Appendix A hereto.

SECTION 3.        Ratification. The Company hereby confirms and ratifies the Mortgage, and confirms and agrees that the Mortgaged Property shall secure all of the Company’s obligations under the Credit Agreements, including, without limitation, those shown on Appendix A hereto.

Signature pages follow

2

IN WITNESS WHEREOF, TIDEWATER UTILITIES, INC., as Mortgagor, has caused this Amendment to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

TIDEWATER UTILITIES, INC., Mortgagor
Signed, sealed and delivered
in the presence of:

/s/ Jay L. Kooper	By: /s/ A. Bruce O’Connor (SEAL)
Witness	Name: A. Bruce O’Connor
Title: President

Attest:

By: /s/ Jay L. Kooper
Name: Jay L. Kooper
Title: General Counsel and Secretary

STATE OF NEW JERSEY	)
)
COUNTY OF MIDDLESEX	)

The foregoing instrument was acknowledged before me this 25th day of March, 2021, by A. Bruce O’Connor, as President of Tidewater Utilities, Inc., a Delaware corporation, on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in first above written.

/s/ Selena Montero

Notary Public

Name: Selena Montero

My commission expires: December 28, 2023

Signature page to Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement

IN WITNESS WHEREOF, CoBANK, ACB, as Mortgagee, has caused this Amendment to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

CoBANK, ACB, Mortgagee
Signed, sealed and delivered
in the presence of:

/s/ Illegible Manual Signature_____	By: /s/ Christian Spencer (SEAL)
Witness	Name: Christian Spencer
Title: Assistant Corporate Secretary

Attest:

By: /s/ Carey Norton
Name: Carey Norton
Title: Assistant Corporate Secretary

STATE OF Colorado	)
)
COUNTY OF Arapohoe)

The foregoing instrument was acknowledged before me this 29th day of March , 2021, by Christian Spencer, as Assistant Corporate Secretary of CoBank, ACB, a federally chartered instrumentality of the United States, on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in first above written.

/s/ Karen Buxman
Notary Public
Name: Karen Buxman
My commission expires: 09-13-2024

Signature page to Amendment to Combination Water Utility Real Estate Mortgage and Security Agreement

APPENDIX A - - CERTAIN OBLIGATIONS; ETC.

  The “Credit Agreement” referred to in Section 1.01 of the Mortgage are as follows:
(A)	Master Loan Agreement dated as of May 23, 2003 and numbered RX0024;
(B)	Promissory Note and Supplement dated as of May 23, 2003 and numbered RX0024T1 in the principal amount of $3,187,241.75;
(C)	Promissory Note and Supplement dated as of May 23, 2003 and numbered RX0024T2 in the principal amount of $10,500,000;
(D)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T3 in the principal amount of $7,000,000;
(E)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T4 in the principal amount of $7,000,000;
(F)	Promissory Note and Supplement dated as of August 22, 2005, and numbered RX0024T5 in the principal amount of $7,000,000;
(G)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T6 in the principal amount of $10,000,000;
(H)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T7 in the principal amount of $7,000,000;
(I)	Promissory Note and Supplement dated as of March 19, 2009, and numbered RX0024T8 in the principal amount of $15,000,000;
(J)	Promissory Note and Supplement dated as of October 15, 2014, and numbered RX0024T9 in the principal amount of $15,000,000;
(K)	Promissory Note and Supplement dated as of March 29, 2021, and numbered RX0024T10 in the principal amount of $20,000,000; and
(L)	All amendments to and restatements of any of the foregoing.

  The “Maximum Debt Limit” is: $102,000,000.00 plus: (1) all accrued interest, prepayment premiums, fees and other charges owing to the Mortgagee; and (2) other sums as provided in Section 6.09 of the Mortgage.